REDEMPTION AND DISTRIBUTION AGREEMENT

     This REDEMPTION AND DISTRIBUTION AGREEMENT is made and entered into as of the 17th day of July, 2000, by and among Damon D. Navarro ("D. Navarro"), Brian
D. Navarro ("B. Navarro"), Edmund F. Navarro ("E. Navarro"), Joseph R. LaBrosse ("LaBrosse"), GROVE REALTY, LLC, a Delaware limited liability company ("Investor LLC"), and GROVE OPERATING, L.P., a Delaware limited partnership (the "Partnership"). D. Navarro, B. Navarro, E. Navarro and La Brosse are sometimes referred to herein individually as an "Investor," and collectively as the "Investors."

                                R E C I T A L S:

     A. The Partnership has been established and continued in existence pursuant to a certain Agreement of Limited Partnership of Grove Operating, L.P. dated as of March 10, 1997, as amended (the "Partnership Agreement").

     B. Each of the Investors, as a limited partner in the Partnership, owns the number of Partnership Units set forth beside said Investor's name on Exhibit A attached hereto and by this reference made a part hereof.

     C. Pursuant to a certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), by and between ERP Operating Limited Partnership, an Illinois limited partnership ("ERP OP"), the Partnership and Grove Property Trust, a Maryland real estate investment trust ("Grove"), it is contemplated that, among other things, a limited liability company referred to as "LLC 3" in the Merger Agreement will merge with and into the Partnership (the "Partnership Merger"), with the Partnership as the surviving entity. Capitalized terms that are not defined herein shall have the meanings set forth in the Partnership Agreement or the Merger Agreement, as the case may be.

     D. The Investors, collectively, own all of the membership interests in Investor LLC. The Investors desire to assign and contribute all of their Partnership Units to Investor LLC prior to the Partnership Merger, and Investor LLC desires to accept said contribution and assignment, and to gain admission as a limited partner in the Partnership in the place and stead of the Investors.

     E. Following its admission as a limited partner in the Partnership, Investor LLC desires, prior to the Partnership Merger, to withdraw from the Partnership and surrender for redemption its Partnership Units, and the Partnership desires to redeem such Partnership Units, all on the terms set forth herein. The transactions described herein, including the Agreed Retail Property Value and the mechanism for determining the Cash Redemption Payment, have been authorized by (i) the Board of Trust Managers of Grove, and (ii) the Merger Oversight Committee of the Board of Trust Managers of Grove.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

     1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Action" means any action, suit, arbitration, inquiry, regulatory action, enforcement action proceeding or investigation by or before any court, any Governmental Authority or any arbitration tribunal, including without limitation, matters arising under or in connection with
     Environmental Laws (including matters relating to Pre-Existing Environmental Matters).

          "Affiliate" means, when used with respect to a specified person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, the person specified.

          "Agreed Retail Property Value" means Twenty-One Million Six Hundred Fifty Thousand Dollars ($21,650,000), plus all Capital Expenditures made with respect to the Retail Properties, determined on a cash basis, from and after June 1, 2000 other than (1) up to $120,000 of Capital Expenditures made with respect to space leased to The Children's Place Retail Stores, Inc., in Freeport, Maine, under and pursuant to the terms of lease dated December 31, 1999, as amended March 31, 2000, (2) up to $10,000 of Capital Expenditures for the Retail Property located in Longmeadow, Massachusetts, and (3) up to $5,000 of Capital Expenditures for each Retail Property other than the one located in Longmeadow, Massachusetts.

          "Assumed Liabilities" has the meaning set forth in Section 2.2.

          "Capital Expenditure" means all expenditures which would be treated as capital expenditures in accordance with generally accepted accounting principles, consistently applied.

          "Cash Redemption Payment" shall be a dollar amount equal to (A) the number of Partnership Units surrendered for redemption by Investor LLC pursuant to Section 2.1, multiplied by the Partnership Cash Merger Consideration, as and if adjusted pursuant to Section 1.12 of the Merger Agreement, PLUS (B) the outstanding principal balance, determined as of the Distribution Date, of the Long Meadow Mortgage Loan, LESS (C) the Agreed Retail Property Value. The Cash Redemption Payment shall be subject to adjustment as provided in Section 2.6.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ, as amended from time to time.

          "Distributed LLC's" has the meaning set forth in Section 2.1.

          "Distribution" has the meaning set forth in Section 2.1.

          "Distribution Date" has the meaning set forth in Section 2.1.

          "Effective Time" has the meaning set forth in Section 2.1

          "Environmental Law" shall have the meaning set forth in the Merger Agreement.

          "Former   Partner"  means  any  partner  or  member  (other  than  the
     Partnership) in the Distributed LLC's or any predecessor entity that owned a Retail Property.

          "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hazardous Material" shall have the meaning set forth in the Merger Agreement.

          "Indemnifying Party" has the meaning set forth in Section 5.2.

          "Indemnitee" has the meaning set forth in Section 5.2.

          "Indemnitee Notice" has the meaning set forth in Section 5.3.

          "IRS" means the Internal Revenue Service.

          "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, Taxes and those debts, liabilities and obligations arising under any law (including without limitation Environmental Laws), rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, commitment or undertaking.

          "Long Meadow Mortgage Loan" has the meaning set forth in Section 2.2.

          "Losses" and "Loss" mean any and all losses, charges, Liabilities, claims, damages, penalties and costs or expenses (including, without limitation, reasonable attorney's fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any Actions or threatened Actions).

          "Partnership Merger" has the meaning set forth in the Recitals.

          "Pre-Existing Environmental Matters" means (A) all environmental conditions (including, but not limited to, Hazardous Materials, Underground Storage Tanks and wetlands) which (i) are on or under any of the Retail Properties on the Distribution Date, or (ii) were on or under any of the Retail Properties at any time prior to the Distribution Date including any subsurface migration of Hazardous Materials from any such Retail Property to any other site or location prior to or after the Distribution Date (B) all actions or omissions of the Partnership, the Distributed LLC's or any party acting by, through or under the Partnership or the Distributed LLC's in connection with any of the matters referred to in clause (A) of this definition and (C) all actions or omissions of the Partnership, the
     Distributed LLC's or any parties acting by, through or under the Partnership or the Distributed LLC's at any time on or before the Distribution Date with respect to Hazardous Materials or other matters within the scope of any Environmental Law, to the extent relating to any of the Retail Properties, including without limitation any violations of any Environmental Laws or permits.

          "RCRA"  means  the  Resource   Conservation   and  Recovery   Act,  42
     U.S.C.ss.ss. 6901 ET SEQ. -- ---

          "Retail Properties" means the land legally described on Exhibit B attached hereto and all related improvements. Exhibit B also sets forth the address and common name of each of the Retail Properties, which are individually referred to as a "Retail Property."

          "Taxes" means all taxes, charges and fees imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Tenant Leases" means all leases for occupancy of space by tenants of the Retail Properties.

          "Third-Party Claim" has the meaning set forth in Section 5.3.

          "Underground  Storage Tanks" has the meaning  assigned to that term by
     Section 9001 of RCRA and shall also include the following: (A) any farm or residential tank of 1,100 gallons or less capacity used for storing motor fuel for non-commercial purposes; (B) any tank used for storing heating oil for consumptive use on the premises where stored; (C) any septic tank; (D) any tank which would be considered an underground storage tank under
     Section 9001 of RCRA but for the fact that it contains hazardous wastes; and (E) any pipes connected to items (A) through (D).

                                    ARTICLE 2
                                    ---------

                           REDEMPTION AND DISTRIBUTION
                           ---------------------------

     2.1 REDEMPTION AND DISTRIBUTION.

          (a) On the effective date of the Partnership Merger (the "Distribution Date"), immediately prior to the filing of the certificate of merger for the Partnership Merger (the "Effective Time"), the following transactions shall be effectuated in the following order:

               (i) First, each of the Investors shall assign, transfer and contribute all of its Partnership Units (which shall be not less than all of the Partnership Units set forth beside said Investor's name on Exhibit A) to Investor LLC, pursuant to an Assignment and Assumption of Partnership Interests in the form attached hereto as Exhibit C. Upon the execution and delivery of each Assignment and Assumption of Partnership Interests, Investor LLC shall be admitted as a limited partner in the Partnership in the place and stead of said Investor; and

               (ii) Second, Investor LLC shall withdraw from the Partnership and surrender all of its Partnership Units (which shall be not less than the aggregate number of Partnership Units set forth on Exhibit A) for redemption by the Partnership pursuant to an instrument of complete withdrawal in the form attached hereto as Exhibit D, and in consideration thereof the Partnership shall (x) distribute and assign to Investor LLC all of the Partnership's membership interests (the "Distributed Interests") in the limited liability companies identified on Exhibit E (collectively, the "Distributed LLC's"; said distribution being referred to herein as the "Distribution"), pursuant to an Assignment and Assumption of Membership Interests in the form attached hereto as Exhibit F, (y) assign to Investor LLC, without representation or warranty, the name "Grove," any trademarks of which the name "Grove" forms a constituent part and any related intellectual property rights and (z) pay to Investor LLC the Cash Redemption Payment, as the same may be adjusted pursuant to Section 2.6 hereof. Upon the execution and delivery of the Assignment and Assumption of Membership Interests, the Partnership Units surrendered by Investor LLC shall be deemed to have been redeemed and cancelled without the necessity of further action, and shall thereupon forever cease to exist, and Investor LLC shall no longer be a limited partner in the Partnership. Said redemption is not being effectuated pursuant to Section 8.6 of the Partnership Agreement and shall not have the consequences described therein.

          (b) Concurrently with the Distribution, Investors and Investor LLC shall furnish the Partnership with an opinion of counsel, in form and substance satisfactory to the Partnership in the Partnership's reasonable discretion, with respect to the authorization, execution, delivery and enforceability of this Agreement and the instruments required to be executed and delivered by Investor LLC and Investors pursuant to this Agreement.

          (c) The parties hereto agree that they shall each report the Distribution as made pursuant to Section 736(b) of the Internal Revenue Code of 1986, as amended.

          (d) The parties hereto shall cooperate in executing and delivering the documents referred to in this Section 2.1 so as to effectuate the transaction described above in accordance herewith.

     2.2  ASSUMPTION.

          (a) Subject to the terms and conditions of this Agreement, simultaneously with the transactions contemplated by clause (ii) of Section 2.1, Investor LLC shall (and hereby does, as of the Effective Time) assume and undertake to pay and discharge any and all Liabilities, if any, of the Partnership, whether heretofore or hereafter incurred relating to, incurred in connection with or arising with respect to the Retail Properties, and any and all Liabilities of the Distributed LLC's (or any predecessor thereto) whether heretofore or hereafter incurred (collectively, the "Assumed Liabilities"), regardless of the manner in which said Liabilities may have arisen or are alleged to have arisen (including, without limitation and to the fullest extent that said assumption is permitted by applicable law, any Liabilities arising from the negligent, willful or fraudulent acts or omissions of the Partnership or the Distributed LLC's or any predecessor thereto), including, without limitation, (i) all liabilities and obligations of the Partnership or the Distributed LLC's (or any predecessor thereto) in connection with any Pre-Existing Environmental Matters, (ii) all liabilities and obligations of the Partnership or the Distributed LLC's (or any predecessor thereto) pursuant to or in connection with all agreements relating to a Retail Property, if any, to which the Partnership or the Distributed LLC's (or any predecessor thereto) is a party or to which the Retail Properties are subject (collectively, the "Property-level Debt Instruments") and which evidence or secure any indebtedness secured by mortgages, deeds of trust, pledges, collateral assignments or security agreements with respect to one or more of the Retail Properties (collectively, the "Property-level Debt"), (iii) claims by employees of the Distributed LLC's (or any predecessor thereto), including claims for accrued vacation, sick pay and other related benefits,
     (iv) state, local and federal tax liabilities with respect to any tax year or partial tax year to the extent relating to any Distributed LLC or any Retail Property, (v) tort claims in connection with injuries sustained or alleged by any party (individuals or entity collectively a "Third Party") relating to a Retail Property or in connection with the negligent or otherwise tortious acts or omissions of any Distributed LLC (or any predecessor thereto) or its agents or employees, officers or directors,
     (vi) claims made by any Third Party for breaches of contract, guaranties or indemnities to the extent relating to any Distributed LLC or any Retail Property, (vii) any contingent liabilities arising under guaranties, warranties, indemnities or other undertakings not identified in an Exhibit to this Agreement, to the extent relating to any Distributed LLC or any Retail Property or (viii) any other pending or threatened litigation relating in any manner to any Retail Property. Notwithstanding the foregoing, the parties agree that (1) Investor LLC shall assume and undertake to discharge, in accordance with the terms of the applicable Property-level Debt Instruments, the mortgage loan from Webster Bank relating to the Long Meadow Retail Property (the "Long Meadow Mortgage Loan"), but shall not be obligated to assume or discharge the lien of the Sovereign Bank mortgages which encumber the three other Retail Properties in order to secure the Partnership's credit line, which credit line and related Property-level Debt Instruments shall be discharged by ERP OP at the Effective Time of the Partnership Merger, and (2) the Assumed Liabilities shall not include any Liabilities voluntarily assumed by the Partnership or any successor of the Partnership after the Effective Time of the Partnership Merger (e.g., any consent decree entered into by the Partnership or any successor of the Partnership relating to an environmental condition at any Retail Property, or the settlement by the Partnership or any successor of the Partnership of any slip and fall case relating to any Retail Property).

     2.3 AS-IS, WHERE-IS; RELEASE BY INVESTOR LLC. Investor LLC and the Investors specifically acknowledge and agree that the Partnership has made and makes no representation, warranty or covenant of any kind with respect to the Distributed LLC's or the assets, liabilities and business thereof, including without limitation the Retail Properties, any environmental conditions (including, without limitation, any Pre-Existing Environmental Matters) at, or with respect to, the Retail Properties, the site or physical conditions applicable to, or with respect to, the Retail Properties, the zoning regulations or other governmental requirements applicable to, or with respect to, the Retail Properties, the Property-level Debt or any other matter affecting the use, occupancy, operation or condition of or with respect to the Retail Properties, the level of income or profits with respect to the Retail Properties or any matter whatsoever with respect to the Retail Properties or the Assumed Liabilities. The Investors, and Investor LLC are familiar with and have inspected the Retail Properties. Investor LLC shall accept the Distributed Interests "AS IS," "WHERE IS" and "WITH ALL FAULTS" (whether detectable or not) on the Distribution Date, without any adjustment to the Agreed Retail Property Value for any change in the physical or financial condition occurring with respect to the Retail Properties or the Distributed LLC's from and after the date of the Merger Agreement (other than in the case of Capital Expenditures made from and after June 1, 2000, or as otherwise provided in Section 2.6). Investor LLC acknowledges and agrees that neither the Partnership nor its employees and representatives nor any other person will have, or be subject to, any liability to Investor LLC or any other person resulting from the distribution to Investor LLC, or Investor LLC's use of, any information pertaining to the Retail Properties or the Assumed Liabilities. Investor LLC hereby waives, releases, relinquishes and forever discharges the Partnership, its partners and their respective officers, directors, shareholders, trustees, agents, employees and representatives, and the successors and assigns of all of the foregoing from and against any and all claims, causes of action, liabilities, losses, damages, costs and expenses (including, but not limited to, all claims and causes of action under CERCLA for cost recovery, for natural resources damages and for contribution, all claims and causes of action under common law principles, and all claims under other Environmental Laws, including, without limitation, RCRA) that Investor LLC may have against the Partnership, its direct or indirect partners, members and shareholders or the officers, directors, shareholders, trustees, agents, employees, representatives, successors and assigns of any of the foregoing for and with respect to all Pre-Existing Environmental Matters. Investor

LLC also acknowledges that Investor LLC has had sufficient opportunity to conduct such investigations of and with respect to the Retail Properties as it had deemed necessary and advisable. Investor LLC has not been induced by, and has not relied upon, any representation, warranty or statement made by the Partnership or any officer, agent, representative, employee, broker or other person representing the Partnership. To the fullest extent permitted by applicable law, Investor LLC waives any requirements for the Partnership to furnish to Investor LLC, or record against title to the Retail Properties, any environmental disclosure documents that would otherwise be required to be furnished or recorded under applicable law.

     2.4 IMPUTATION OF KNOWLEDGE TO INVESTOR LLC. Investor LLC acknowledges and agrees that certain of the key executives or principals of Investor LLC (who have exercised responsibility for the formation of Investor LLC, and for the negotiation, execution, delivery and performance of this Agreement) including without limitation the Investors are, and will remain through the Effective Time, key executives of the Partnership's general partner with responsibility for overseeing the operation of the Distributed LLC's and the Retail Properties, that it is fair and reasonable in the circumstances to impute to Investor LLC as of the execution and delivery of this Agreement and as of the Effective Time, all knowledge, if any, of the Partnership, the Distributed LLC's (and any predecessor thereto) with respect to the Retail Properties and the Assumed Liabilities, and that all such knowledge shall so be (and hereby is) imputed to Investor LLC. Investor LLC's acknowledgments and agreements set forth in this Section and in Section 2.3 shall survive the Distribution indefinitely and shall govern in the event of any conflict, express or implied, with any of the documents executed or delivered in connection herewith.

     2.5 CONDEMNATION AND CASUALTY; PHYSICAL CHANGES. The transactions contemplated under this Article II shall be consummated as provided in this Agreement, without adjustment or delay of any kind, notwithstanding the occurrence of any damage, destruction or other change in the physical condition of one or more of the Retail Properties or the initiation or completion of any proceedings in eminent domain (or any deeds granted by the Partnership in lieu thereof) with respect thereto; provided that the Partnership hereby, effective as of the Distribution Date, assigns to Investor LLC, without recourse, representation or warranty, all rights, title and interest, if any, of the Partnership in and to any insurance proceeds or condemnation awards or claims therefor related to all Assumed Liabilities, including without limitation, those relating to said damage, destruction or taking. The provisions of this Section
2.5 shall survive the consummation of the transactions contemplated in this Agreement.

     2.6 CLOSING PRORATIONS AND ADJUSTMENTS

          (a) A rent roll (updated to within five (5) days prior to the Distribution Date) and a proposed statement of prorations and other adjustments shall be prepared by Investor LLC in conformity with the provisions of this Agreement not less than five (5) business days prior to the Distribution Date. For purposes of prorations, the Distribution shall be deemed to have occurred as of 12:01 a.m. on the Distribution Date. The following items are to be prorated or adjusted, as the case may require, as of the Distribution Date, and shall constitute adjustments to the Cash Redemption Payment:


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


          (i) real estate and personal property taxes and assessments (prorated on the basis of 100% of the most recent ascertainable bill);

          (ii) the base rent payable by tenants under the Tenant Leases for the month in which the Distribution Date occurs; provided, however, that rent and all other sums which are due and payable to the Distributed LLC's by any tenant but uncollected as of the Distribution Date shall not be adjusted, but Investor LLC shall use diligent efforts to collect said past-due rents and shall cause the rent and other sums for the period prior to the Distribution Date to be remitted to the Partnership if, as and when collected. On the Distribution Date, the Partnership shall deliver to Investor LLC a schedule (prepared by the Partnership as of the most recent date available) of all such past due but uncollected rent and other sums owed by tenants. Investor LLC shall promptly remit to the Partnership any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. Investor LLC shall bill tenants who owe rent for periods prior to the Distribution Date on a monthly basis for six consecutive months following the Distribution Date. In the case of percentage rents, it is the intent of the parties that the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) shall be entitled to any percentage rent payments, if any, to the extent accrued through the Distribution Date. In the case of pass-throughs for taxes and expenses, it is the intent of the parties that the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) shall be entitled to an amount equal to the total payments due from tenants for the 2000 calendar year or other collection period under the applicable Tenant Lease in which the Distribution Date occurs, multiplied by a fraction, the numerator of which is the actual taxes or expenses paid by the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) or with respect to which Investor LLC has received a credit in connection with the Distribution, and the denominator of which is the total taxes and expenses for said calendar year or other collection period. Investor LLC shall use diligent efforts to collect all percentage rents and pass-throughs with respect to which the Partnership is entitled to share pursuant to this clause (ii), and shall not waive or modify in any material respect the obligation of any tenant under a Tenant Lease, to the detriment of the Partnership, without the Partnership's prior written consent. If any amount owed by a tenant under a Tenant Lease remains delinquent for more than ninety (90) days past the date on which said amount was due, and if the Partnership has the right to share in all or any portion of said amount pursuant to this clause (ii), then the Partnership shall have the right, at its sole cost, to enforce the obligation of said tenant under said Tenant Lease (and this clause (ii), without more, constitutes an assignment of said right of enforcement), but in no event may the Partnership seek to evict any tenant or terminate any Tenant Lease. From and after the Distribution Date, Investor LLC shall certify monthly, as to all income (broken into categories of income) received under all Tenant Leases until all of Investor LLC's obligations under this Section 2.6 have been satisfied in full, but in no event to exceed a period equal to six (6) months from the Distribution Date. Upon prior reasonable written notice, the Partnership shall have the right to inspect and review Investor LLC's books and records, and shall have the right to engage an accounting firm to audit said books and records, which audit shall be at Investor LLC's expense if it discloses that any category of income with respect to which the Partnership is entitled to share pursuant hereto was more than three percent (3%) greater than the amounts certified by Investor LLC for the period of time in question.

          (iii) water, electric, telephone and all other utility charges, and any assignable deposits with utility companies (said assignable deposits being credited to the Partnership) (to the extent possible, utility prorations will be handled by meter readings on the Distribution Date);

          (iv) amounts due and prepayments, if any, under all contracts, agreements, leases and licenses (including equipment leases, but excluding Tenant Leases and the Property-level Debt Instruments);

          (v) assignable license and permit fees;

          (vi) interest on any assumed Property-level Debt;

          (vii) other expenses of operation and similar items (including workers' compensation payments, if any) customarily prorated in connection with real estate closings for similar properties in the locality in question (provided that all Capital Expenditures made after June 1, 2000 shall be treated as provided in the definition of Agreed Retail Property Value);

          (viii) The Partnership shall receive a credit for all cash in any bank accounts of the Distributed LLC's as of the Distribution Date; and

          (ix) The Partnership shall be responsible for paying all premiums, fees and other costs associated with the maintenance or termination of any insurance policies maintained by the Partnership or the Distributed LLC's prior to the Distribution Date with respect to the Retail Properties, and shall be entitled to any refunds of unearned premiums with respect to prepaid insurance amounts in connection with the termination of said policies.

Any proration (other than general real estate and personal property taxes) which must be estimated on the Distribution Date shall be re-prorated and finally adjusted as soon as practicable after the Distribution Date; otherwise, all prorations shall be final. In the case of pass-throughs for general real estate taxes and expenses, the parties shall project in good faith what the amount of the final proration will be at the end of the lease fiscal year in question (or other collection period under the applicable Tenant Lease) and shall use such projection as the basis for the proration adjustment on the Distribution Date, subject to readjustment within thirty (30) days after the close of the fiscal year for each Tenant Lease (or other collection period under the applicable Tenant Lease).

     2.7 CLOSING COSTS. Investor LLC shall assume and pay all transfer taxes, if any, loan assumption fees, if any, and any and all other costs and expenses of consummating the transactions contemplated under this Agreement. Investor LLC shall have no responsibility to pay for legal, accounting or other consulting services retained by ERP OP or an Affiliate of ERP OP in connection with said transactions.

                                    ARTICLE 3
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1 REPRESENTATIONS AND WARRANTIES OF INVESTOR LLC. Investor LLC represents and warrants to the Partnership as follows:

          (a) Investor LLC is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has full power and lawful authority under its organizational documents to enter into and carry out the terms and provisions of this Agreement that are applicable to Investor LLC. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Investor LLC) have been taken. Investor LLC's execution, delivery and performance of the terms and provisions of this Agreement that are applicable to Investor LLC will not result in any violation of, or default under, or require any notice or consent under, any of the respective Investor LLC's organizational documents.

     3.2 REPRESENTATIONS AND WARRANTIES OF INVESTOR LLC. Investor LLC represents and warrants to the Partnership as follows:

          (a) The  Partnership  has never  owned fee title to any of the  Retail
     Properties. Neither the Partnership nor the general partners of the Partnership are liable for, or are guarantors of, any obligations or Liabilities of the Distributed LLC's, including without limitation any obligations under or relating to any Tenant Leases or Property-level Debt. The Partnership is not a party to any Action involving the Retail Properties or the Distributed LLC's.

          (b) The Distributed LLC's own no real property other than the Retail Properties. Attached hereto as Exhibit G is a true and accurate schedule of all assets and Liabilities of each of the Distributed LLC's, including all Property-level Debt.

          (c) The Distributed LLC's have no source of income other than the Tenant Leases. Attached hereto as Exhibit H is a true and accurate schedule of all of the Tenant Leases.

          (d) Except as set forth on Exhibit I, there are no Actions pending, or to the knowledge of Investors threatened, with respect to the Retail Properties or the Distributed LLC's.

     3.3 REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor represents and warrants to the Partnership as follows:

          (a) Exhibit A accurately sets forth the number of Partnership Units to which said Investor holds legal title. Said Investor owns good, valid, and marketable title to said Partnership Units, free and clear of all liens, claims, debts, security interests, judgments, mortgages, options, call rights, sale agreements, rights of third parties or encumbrances of any kind whatsoever. Said Investor is not the beneficial owner of any Partnership Units, other than the Partnership Units legally owned by said Investor and set forth on Exhibit A. For the purposes hereof, the term "beneficial owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act Rules, as promulgated by the Commission.

     3.4 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES; SURVIVAL. All of the representations and warranties made in this Article 3 shall be deemed to have been remade and reaffirmed as of the Distribution Date, as though made on the Distribution Date, and shall survive the consummation of the Distribution indefinitely.

                                    ARTICLE 4
                                    ---------

                                    COVENANTS
                                    ---------

     4.1 ENCUMBRANCE OF INTERESTS. Neither Investor LLC nor any of the Investors shall mortgage, pledge, assign, sell, transfer, hypothecate, grant a security interest in or otherwise encumber, directly or indirectly, all or any portion of the respective Partnership Units owned by it from time to time.

     4.2 FURTHER ASSURANCES. All of the parties hereto shall use their reasonable best efforts, prior to, on and after the Distribution Date, to take or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or desirable under applicable laws and regulations to carry out the purposes of this Agreement. Without limiting the foregoing, The Partnership and Investor LLC shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications and take all other actions which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings.

     4.3 CAPITAL EXPENDITURES. Investors shall notify the Partnership not less than ten (10) business days prior to causing the Distributed LLC's to incur any Capital Expenditures, which shall be subject to any limitations thereon contained in the Merger Agreement.

     4.4 MAINTENANCE OF NET WORTH. Investor LLC covenants and agrees, for a period of two (2) years following the Distribution Date, that (i) it shall not (and shall not permit the Distributed LLC's to) sell, assign, transfer, mortgage, pledge, hypothecate or otherwise encumber the Retail Properties, any interest therein, or any interest of Investor LLC in the Distributed LLC's, and
(ii) it shall not make any distribution of the proceeds of any sale or financing, if the effect of any of the foregoing actions in (i) or (ii) above would be to reduce the net worth of Investor LLC below $5,000,000 as determined in accordance with generally accepted accounting principles, consistently applied. In the event of a violation of the foregoing covenant, Investors shall, without further action, be deemed to have assumed, jointly and severally, the obligations of Investor LLC under Section 2.6, Article 3 and Article 5 of this Agreement. This Section 4.4 shall survive the consummation of the transactions contemplated under this Agreement.

     4.5 OPERATION OF PROPERTIES. The Distributed LLC's shall have the right to lease, manage and operate the Retail Properties in whatever manner they deem appropriate during the period between the date hereof and the Distribution Date, to the extent consistent with the Distributed LLCs' current standards and practices. Without limiting the definition of Capital Expenditures, leasing commissions, tenant allowances, rent abatements and any costs of constructing tenant improvements shall be included in the definition of Capital Expenditures.

                                    ARTICLE 5
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

     5.1 INDEMNIFICATION. Except as otherwise set forth herein, Investor LLC, for itself, its Affiliates and its respective successors and assigns, shall indemnify, defend and hold harmless the Partnership, each of its trustees, officers, employees and agents, each Affiliate of the Partnership, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Partnership Indemnitees") from and against any and all Losses and Liabilities of and Actions against the Partnership Indemnitees arising out of, by reason of or otherwise in connection with (i) the Assumed Liabilities, (ii) the obligations of Investor LLC and/or the Investors under this Agreement, and (iii) any Actions brought or joined in by any Former Partner and/or any person claiming by or through any Former Partner, alleging that said Former Partner has suffered or sustained any Loss or Liability, or incurred any increased expense (including any acceleration of, or any increase in, the Taxes owed by said Former Partner) by reason of the transactions contemplated by this Agreement or by reason of any act of Investors.

     5.2 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 5.1 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds, net of the costs (including any fees) of recovery of insurance proceeds, or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.

     5.3 PROCEDURE FOR INDEMNIFICATION

          (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or the Merger Agreement of any claim or of the commencement by any such person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice (the "Indemnitee Notice") thereof promptly after becoming aware of such Third-Party Claim; PROVIDED, HOWEVER, that the failure of any Indemnitee to give notice as provided in this Section 5.3 shall not relieve the applicable Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such Indemnitee Notice shall describe the
     Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

          (b) The Indemnitee shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

          (c) Upon receipt of the Indemnitee Notice required by Section 5.3(a), the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice (subject to approval by the Indemnitee, which approval shall not be unreasonably withheld) to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnitee of such election within twenty (20) days of receipt of Indemnitee's notice. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnitee's consent if such settlement (i) includes a complete release of the Indemnitee and (ii) does not require the Indemnitee to make any payment or take any action or otherwise materially adversely affect the Indemnitee. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party will not be liable to such Indemnitee under this
     Article V for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitees, and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel) will be paid by such Indemnifying Party.

          (d) If an Indemnifying Party elects to defend or to seek to compromise any Third-Party Claim, the appropriate Indemnitee shall (x) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and (y) not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent.

          (e) If the Indemnifying Party shall decline to assume the defense of any such Third-Party Claim, or shall fail to notify the Indemnitee that it will defend such claim within twenty (20) days after receipt of the Indemnitee Notice, the Indemnitee shall have the right to defend against such claim. The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant to this Article V to indemnify the Indemnitee in respect of the Third-Party Claim.

          (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances with respect to which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          (g) With respect to any Third-Party Claim for which the Indemnifying Party assumes responsibility for defense, the Indemnifying Party shall inform the Indemnitee, upon the reasonable written request of the
     Indemnitee, of the status of efforts to resolve such Third-Party Claim. With respect to any Third-Party Claim for which the Indemnifying Party does not assume such responsibility, the Indemnitee shall inform the Indemnifying Party, upon the reasonable written request of the Indemnifying Party, of the status of efforts to resolve such Third-Party Claim.

     5.4 SURVIVAL OF  INDEMNITIES.  The  obligations  of Investor LLC under this
Article V shall survive the consummation of the Distribution indefinitely, and shall also survive the sale or other transfer by it or them of any assets or businesses or the assignment or purported assignment by it or them of any Liabilities.

                                    ARTICLE 6
                                    ---------

              CONDITIONS TO THE CONTRIBUTION AND THE DISTRIBUTIONS
              ----------------------------------------------------

     6.1 CONDITIONS PRECEDENT TO THE DISTRIBUTIONS. The obligation of the Partnership to effectuate the Distribution pursuant to Article II shall be subject, at the option of the Partnership, to the fulfillment or waiver, of each of the following conditions:

          (a) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by applicable law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, the Partnership Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

          (b) CONDITIONS PRECEDENT TO PARTNERSHIP MERGER SATISFIED. Each condition to the closing of the Partnership Merger set forth in Sections 6.1, 6.2 and 6.3 of the Merger Agreement shall have been satisfied or waived.

          (c) ACCURACY OF REPRESENTATION.  The representations and warranties in
     Article 3 shall be true and complete in all material respects, and Investors and Investor LLC shall not be in breach of their respective covenants under Section 4.2.

          (d) Execution and delivery of the instruments required to be executed and delivered pursuant to Section 2.1(a).

          (e) The Partnership and Investor LLC shall take all reasonable steps necessary and appropriate to cause the conditions set forth in this Section
     6.1 to be satisfied and to effect the Distribution on the Distribution Date. Any party shall have the right to waive any condition that is for its exclusive benefit.

                                    ARTICLE 7
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     7.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

     7.2 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all representations, warranties, covenants and agreements of the parties contained in this Agreement will survive the Distribution Date.

     7.3 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     7.4 NOTICES. All notices and other communications hereunder must be in writing and must be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission to the parties at the following addresses (or at such other addresses for a party as may be specified by like notice) and will be deemed given on the date on which such notice is received:

                        To the Partnership:

                        Before the Distribution Date, to:

                        Grove Property Trust
                        598 Asylum Avenue
                        Hartford, Connecticut  06105
                        Fax No.:  (860) 527-0401

                        With a copy to:

                        Cummings & Lockwood
                        Four Stamford Plaza
                        107 Elm Street
                        Stamford, Connecticut  06904
                        Attention:  Michael J. Hinton

                        After the Distribution Date, to:

                        ERP Operating Limited Partnership
                        Two North Riverside Plaza, Suite 400
                        Chicago, Illinois  60606
                        Fax No.  (312) 454-0434

                        With a copy to:

                        Piper Marbury Rudnick & Wolfe
                        203 North LaSalle Street
                        Suite 1800
                        Chicago, Illinois  60601
                        Attention:  Errol R. Halperin

                        To Investor LLC:

                        Grove Property Trust
                        598 Asylum Avenue
                        Hartford, Connecticut  06105
                        Fax No.:  (860) 527-0401

                           With a copy to:

                           Cummings & Lockwood
                           Four Stamford Plaza
                           107 Elm Street
                           Stamford, Connecticut  06904
                           Attention:  Michael J. Hinton

     Prior to the Distribution Date, copies of all notices sent to either party shall be sent to ERP OP at:.

                           ERP Operating Limited Partnership
                           Two North Riverside Plaza, Suite 400
                           Chicago, Illinois  60606
                           Fax No.  (312) 454-0434

     7.5 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     7.6 SUCCESSORS AND ASSIGNS. Except in connection with the Partnership Merger, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; PROVIDED, FURTHER, that the rights or the Partnership under this Agreement may be assigned after the Partnership Merger to any Affiliate of the Partnership.

     7.7 NO THIRD-PARTY BENEFICIARIES. Except for the provisions of Article V relating to Indemnitees and as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     7.8 TERMINATION ON TERMINATION OF MERGER AGREEMENT. This Agreement shall terminate in the event of the termination or expiration of the Merger Agreement prior to the consummation of the Partnership Merger.

     7.9 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder are specifically enforceable.

     7.11  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.12 NON-RECOURSE TO PARTNERS OF THE PARTNERSHIP. Investor LLC and the Investors shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any general partner or limited partner or the Partnership or the trustees or officers of any of the foregoing for the performance or payment of any obligation of the Partnership hereunder or thereunder.

     7.13 LIMITED RECOURSE TO INVESTORS. The Partnership shall look solely to the assets of Investor LLC for satisfaction of any liability of Investor LLC with respect to this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any member of Investor LLC or the trustees or officers of any of the foregoing for the performance or payment of any obligation of Investor LLC hereunder or thereunder; provided, however, that nothing contained in this
Section 7.13 shall limit the liability of the Investors under Section 3.3 or, to the extent applicable, Section 4.4.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  GROVE OPERATING, L.P., a Delaware limited partnership

                                  By:  GROVE PROPERTY TRUST, a Maryland real
                                       estate investment trust, General partner

                                       By: /s/ Joseph R. LaBrosse
                                          -------------------------------------
                                       Name: Joseph LaBrosse
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------

                                  GROVE REALTY LLC, a Delaware limited liability company


                                  By: /s/ Joseph R. LaBrosse
                                     ------------------------------------------
                                  Name: Joseph LaBrosse
                                       ----------------------------------------
                                  Title: Chief Financial Officer
                                        ---------------------------------------

                                  /s/ DAMON D. NAVARRO
                                  ---------------------------------------------
                                  DAMON D. NAVARRO

                                  /s/ BRIAN A. NAVARRO
                                  ---------------------------------------------
                                  BRIAN A. NAVARRO

                                  /s/ EDMUND F. NAVARRO
                                  ---------------------------------------------
                                  EDMUND F. NAVARRO

                                  /s/ JOSEPH R. LaBROSSE
                                  ---------------------------------------------
                                  JOSEPH R. LABROSSE

                              SCHEDULE OF EXHIBITS
                              --------------------

Exhibit A   -   Schedule of Partnership Units
Exhibit B   -   Schedule of Retail Properties (including Legal Descriptions)
Exhibit C   -   Form of Assignment and Assumption of Partnership Interests
Exhibit D   -   Form of Instrument of Withdrawal
Exhibit E   -   Schedule of Distributed LLC's
Exhibit F   -   Form of Assignment of Membership Interests
Exhibit G   -   Schedule of Assets and Liabilities
Exhibit H   -   Schedule of Tenant Leases
Exhibit I   -   Schedule of Pending Actions

                                CONSENT OF GROVE
                                ----------------

         The undersigned, in its capacity as General Partner of the Partnership, hereby consents to the transactions described in Section 2.1(a) of this Agreement and waives any right of first refusal under Section 11.3(A)(a) of the Partnership Agreement.

                                       GROVE PROPERTY TRUST, a Maryland real
                                       estate investment trust

                                       By: /s/ Joseph R. LaBrosse
                                          -------------------------------------
                                       Name: Joseph LaBrosse
                                            -----------------------------------
                                       Title: Chief Financial Officer
                                             ----------------------------------